EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Jonathan Ka Kit Tam, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K of Image Chain Group Limited, Inc. for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Image Chain Group Limited, Inc.

Dated: March 25, 2019	/s/ Dr. Jonathan Ka Kit Tam
Dr. Jonathan Ka Kit Tam
Chief Financial Officer, Assistant Secretary, and Director
(Principal Financial Officer and Principal Accounting Officer)
Image Chain Group Limited, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Image Chain Group Limited, Inc. and will be retained by Image Chain Group Limited, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.